EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (File No. 333-230658), Post-Effective Amendment No. 2, of our report dated November 4, 2020 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. and its subsidiaries for the years ended August 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 15, 2021